UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2012 (January 9, 2012)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 9, 2012, the Registrant (the “company” or “Endo”) announced that, as a result of a temporary shut-down of Novartis Consumer Health Inc.’s Lincoln, Neb. manufacturing facility, there will be a short-term supply constraint of OPANA® ER. The company also announced certain other analgesic products manufactured at this facility may experience short-term supply disruptions. As a result of the Novartis facility shutdown, Endo will be expediting the production of the new formulation of Opana ER, designed to be crush resistant, at a third party manufacturing facility managed by Endo’s development partner, Grünenthal. The company estimates that it will be in full production at this facility by the end of the first quarter or early second quarter. Also, as a result of the Novartis facility shutdown, Endo will also begin production of Voltaren® Gel at an alternative Novartis manufacturing source as soon as possible and, as a result, expects short-term disruption for patients on this therapy. As stated in the press release, Endo had already initiated the manufacturing of PERCOCET® and ENDOCET® at its Huntsville Ala. facility as a result of its acquisition of Qualitest Pharmaceuticals in 2010; as a result, Endo expects minimal disruption to patients on these products.

Endo’s press release, dated January 9, 2012, is attached herewith as Exhibit 99.1 and is incorporated herein by reference.

Also, on January 9, 2012, Endo intends to make a slide presentation at the J.P. Morgan Healthcare Conference, a copy of which is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

This slide presentation includes financial measures that are not in conformity with accounting principles generally accepted in the United States. We refer to these as non-GAAP financial measures. Specifically, the presentation refers to adjusted diluted earnings per share.

The adjusted diluted earnings per share are non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. Endo refers to these non-GAAP financial measures in making operating decisions because it believes they provide meaningful supplemental information regarding the company’s operational performance. For instance, Endo believes that these non-GAAP financial measures facilitate its internal comparisons to its historical operating results and comparisons to competitors’ results. The company includes these non-GAAP financial measures because it believes they are useful to investors in allowing for greater transparency related to supplemental information used by Endo in its financial and operational decision-making. In addition, Endo has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting at this time. Further, Endo believes that these non-GAAP financial measures may be useful to investors as it is aware that certain of its significant stockholders utilize these measures to evaluate its financial performance. Finally, these measures are considered by the Compensation Committee of Endo’s Board of Directors in assessing the performance and compensation of substantially all of its employees, including its executive officers. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this presentation to their most directly comparable GAAP financial measures as provided in this slide presentation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Endo Pharmaceuticals Holdings Inc. dated January 9, 2012.

99.2	Slide Presentation of Endo Pharmaceuticals Holdings Inc. dated January 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC. (Registrant)

By:	/s/ Caroline B. Manogue
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: January 9, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of Endo Pharmaceuticals Holdings Inc. dated January 9, 2012

99.2	Slide Presentation of Endo Pharmaceuticals Holdings Inc. dated January 9, 2012